SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is entered into as of February 5, 2010, by and among SINOCOKING  COAL AND COKE  CHEMICAL INDUSTRIES, INC., a Florida corporation (the “Company”) and the investors listed on the Schedule of Purchasers attached hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A.           The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Regulation S (“Regulation S”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

B.           On July 17, 2009, Ableauctions.com, Inc. executed a Share Exchange Agreement, as amended November 20, 2009 (“Exchange Agreement”) with Ableauctions’ significant shareholders, Abdul Ladha, the Company’s Chief Executive Officer and a director, and his spouse, Hanifa Ladha, Top Favour Limited, a British Virgin Islands company (“Top Favour”), and the shareholders of Top Favour, consisting of 12 individuals and 5 entities, who collectively hold 100% of Top Favour’s issued and outstanding share capital (the “Top Favour Owners”), and under which the Top Favour Owners will exchange their shares of Top Favour capital stock for newly-issued shares of the Company;

C.           Top Favour, a British Virgin Islands company, is a holding company that, through its wholly owned subsidiary Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd., controls Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. (“Hongli”), a coal and coal-coke producer in Henan Province in the central region of the People’s Republic of China; Hongli produces coke, coal, coal byproducts and electricity through its branch operation, Baofeng Coking Factory, and its wholly owned subsidiaries, Baofeng Hongchang Coal Co., Ltd. and Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd. (Top Favour and the entities it controls are collectively referred to as “SinoCoking”).

D.           Upon closing of the share exchange transaction under the Exchange Agreement (the “Share Exchange”), the Company owns 100% of Top Favour, and business of SinoCoking is the Company’s principal business, and Ableauctions.com, Inc. is renamed “SinoCoking Coal and Coke Chemical Industries, Inc.”

E.           In connection with the Share Exchange and effective upon its closing, the Company shall have conducted a 1-for-20 reverse stock split of its common stock (“Reverse Stock Split”), and after giving effect to the Reverse Stock Split and Share Exchange, the Company will have approximately 13.5 million shares of common stock, par value $0.001 per share, issued and outstanding.

Securities Purchase Agreement (Reg S)

F.           Immediately following, and conditioned upon the closing of the Reverse Stock Split and Share Exchange, each Purchaser hereto is purchasing, and the Company is selling, upon the terms and conditions stated in this Agreement, up to 6,666,667  units (“Units”) at $6.00 per Unit, with each Unit consisting of (i) one (1) post-Reverse Stock Split share of common stock of the Company (each, a “Purchased Share” and collectively hereunder, the “Purchased Shares”), and (ii) a warrant for the purchase of 0.5 post-Reverse Stock Split shares of common stock with an exercise price of $12.00 per share.

G.           A form of the warrant to be issued to the Purchasers is attached hereto as Exhibit A (the “Warrants”), to acquire the number of shares of Common Stock set forth opposite such Purchaser’s name in column (4) of the Schedule of Purchasers (as exercised, collectively, the “Warrant Shares”).

H.           The Purchased Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.

NOW, THEREFORE, the Company and each Purchaser hereby agree as follows:

1.           PURCHASE AND SALE OF UNITS.

(a)         Purchase of Units.

(i)           The Company shall issue and sell to each Purchaser, and each Purchaser severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), the number of Units as set forth opposite such Purchaser’s name in column 3 on the Schedule of Purchasers, for a purchase price of Six U.S. Dollars ($6.00) per Unit, with each Unit consisting of:  (i) one (1) post-Reverse Stock Split share of common stock of the Company, and (ii) a warrant for the purchase of 0.5 post-Reverse Stock Split shares of common stock with an exercise price of $12.00 per share (the “Closing”).

(ii)           Prior to the Closing, the Purchasers shall deposit their respective purchase amount in escrow, care of the Escrow Agent listed on Exhibit B (“Escrow Agent”), and said Escrow Agent shall hold the Securities, each registered in such name or names as the Purchasers may designate, for release to the Purchasers on the Closing Date.

(iii)           The date and time of the Closing (the “Closing Date”) shall be 5:01 p.m. Pacific Time, on the date of execution and delivery of this Agreement by the Company and Purchasers (or such later date as is mutually agreed to by the Company and each Purchaser), provided that the conditions to the Closing set forth in Sections 6 and 7 below have been satisfied or waived, at the offices of Richardson & Patel LLP, 10900 Wilshire Boulevard, Suite 500, Los Angeles, California 90024.

(iv)           The aggregate purchase price for the Units to be purchased by each Purchaser at the Closing (the “Purchase Price”) shall be the amount set forth opposite such Purchaser’s name in column 5 of the Schedule of Purchasers.  If the Purchaser is paying the Purchase Price in Chinese Renminbi (“RMB”), the applicable exchange rate from RMB to U.S. Dollars shall be the exchange rate at the close of business on the business day immediately preceding the Closing Date, as published by the Bank of China;

Securities Purchase Agreement (Reg S)

(b)           Form of Payment.  On the Closing Date, (i) the Purchase Price applicable to each Purchaser shall be released from escrow by the Escrow Agent to the Company by wire transfer of immediately available funds, net of offering expenses and applicable fees; and (ii) certificates representing the Purchased Shares and Warrants corresponding to the number of Units purchased by each Purchaser shall be issued to the Purchasers.

2.      PURCHASER REPRESENTATIONS AND WARRANTIES.

Each Purchaser hereby severally, and not jointly, represents and warrants to the Company that:

(a)           Purchase for Own Account.  Purchaser represents that it is acquiring record ownership, and each Purchaser Shareholder represents that it is acquiring beneficial ownership, of the Securities solely for investment for such person’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such party has no present intention of selling, granting any participation in, or otherwise distributing the same.  The acquisition by Purchaser of any of the Securities shall constitute confirmation of the representation by Purchaser that Purchaser or such Purchaser Shareholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

(b)           Disclosure of Information.  Purchaser has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities.  Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, prospects and financial condition of the Company.

(c)           Investment Experience.  Purchaser represents that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.  If the Purchaser is not an individual, Purchaser also represents it has not been organized as an entity for the purpose of acquiring the Securities.  Purchaser is aware of the risk involved in its investment in the Securities and has determined that such investment is suitable for Purchaser in light of its financial circumstances and available investment opportunities.

(d)           Not a U.S. Person.   Purchaser (i) is domiciled and has its principal place of business outside the United States; (ii) certifies it is not acquiring the Securities for the account or benefit of any U.S. Person; and (iii) certifies that at the time of the Closing, Purchaser will be located outside the United States.  Furthermore, the Purchaser certifies that the Purchaser is not any of the following (a “U.S. Person”):

(i)	a natural person resident in the United States;

(ii)	a partnership or corporation organized or incorporated under the laws of the United States;

(iii)	an estate of which any executor or administrator is a U.S. person;

(iv)	a trust of which any trustee is a U.S. person;

(v)	an agency or branch of a foreign entity located in the United States;

(vi)	a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii)	a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; or

(viii)	a partnership or corporation organized or incorporated under the laws of any foreign jurisdiction, that has been is formed by a U.S. person.

(e)           No Registration; Regulation S.  Purchaser has been advised and acknowledges: (i) that the Securities have not been, and when issued, will not be registered under the 1933 Act, the securities laws of any state of the United States or the securities laws of any other country; (ii) that in issuing and selling the Securities to Purchaser, the Company is relying upon the “safe harbor” provided by Regulation S and/or on Section 4(2) under the Act; (iii) that it is a condition to the availability of the Regulation S safe harbor that the Securities not be offered or sold in the United States or to a U.S. Person until the expiration of a period of one year following the Closing Date; (iv) that, notwithstanding the foregoing, during the Restricted Period the Securities may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. Person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Act or pursuant to an exemption from the registration requirements of the Act; or (B) the offer and sale is outside the United States and is not made to a U.S. Person.

(f)           No Directed Selling.  Purchaser has not engaged, nor is it aware that any party has engaged, and Purchaser will not engage or cause any third party to engage in any “directed selling” efforts (as such term is defined in Regulation S) in the United States with respect to the Securities.  Specifically, the Purchaser has not taken any action for purposes of, or could have the effect of, conditioning the market or arousing interest for the Securities in the United States, and the Purchaser has not placed any advertisements in any publication or made any public announcement in any publication in the United States regarding the offering of the Securities.

Securities Purchase Agreement (Reg S)

(g)           Offshore Transaction.  At the time of offering to Purchaser and communication of Purchaser’s order to acquire the Securities and at the time of Purchaser’s execution of this Agreement, the Purchaser was located outside the United States.

(h)           Not a Distributor.  Purchaser is not a “distributor” as such term is defined in Regulation S, and neither Purchaser nor any of the Purchaser Shareholders is a “dealer” as such term is defined in the Act.  Specifically, the Purchaser does not intend to act as a distributor of the Securities to any person, nor has the Purchaser entered into any agreement to distribute the Securities. The Purchaser is not in the business of buying, selling, trading or brokering securities on behalf of others.

(i)           Compliance with Non-U.S. Laws.  Purchaser hereby represents that Purchaser has complied with all local laws applicable to it, for the purchase of the Securities and entry into this Agreement, including (i) the legal requirements of Purchaser’s jurisdiction for the purchase and acquisition of the Securities, (ii) any foreign exchange restrictions applicable to such purchase and acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the transfer, income tax and other tax regulations, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities.  Purchaser’s subscription, purchase, acquisition and payment for, and Purchaser’s continued beneficial ownership of, the Securities will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

(j)           Legends.  Purchaser understands that the certificates or other instruments representing the Securities shall bear restrictive legends as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates), which will restrict the transfer of the Securities:

REGULATION D LEGEND:

“THESE SECURITIES, INCLUDING THE COMMON STOCK ACQUIRABLE UNDER THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

REGULATION S LEGEND:

“THE SHARES ACQUIRABLE UNDER THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION; HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

Securities Purchase Agreement (Reg S)

The legends set forth above shall be removed and the Company shall issue a certificate without such legends to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Regulation S, Rule 144 or Rule 144A.

(k)           Validity; Enforcement.  This Agreement to which such Purchaser is a party have been duly and validly authorized, executed and delivered on behalf of such Purchaser and shall constitute the legal, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(l)           Residency; Organization.  If such Purchaser is an entity, (i) such Purchaser is a resident of that jurisdiction specified below its address on the Schedule of Purchasers and (ii) such Purchaser is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

(m)             Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.

3.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Purchasers that:

(a)         Organization and Qualification.  The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest, after giving effect to the Share Exchange) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the party making the representations, including its subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the such party to perform its obligations under the Transaction Documents (as defined below).

Securities Purchase Agreement (Reg S)

(b)         Authorization; Enforcement; Validity.  The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the Warrants, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Warrants, have been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its shareholders, except for post-closing Securities filings or notifications required to be made under federal or state securities laws.  This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and shall constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)      Ownership and Control.  As of the Closing, the Company owns 100% of the issued and outstanding capital stock of Top Favour, and the principal business of the Company consists of the business of SinoCoking.  As of the Closing, in addition to the foregoing, the actions contemplated under the Exchange Agreement shall have been consummated, specifically, the Company shall have issued shares of its common stock to the Top Favour Owners such that the Top Favour Owners will, immediately after giving effect to the Share Exchange, own 97% of the outstanding shares of the Company.

(d)         No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Purchased Shares and the Warrants, and reservation for issuance and issuance of the Warrant Shares) will not (i) result in a violation of the articles of incorporation of the Company, as amended (“Articles of Incorporation”) or bylaws of the Company, as amended (“Bylaws”) or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the NYSE American Stock Exchange (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the cases of clauses (ii) and (iii) for any such conflicts, violations or defaults which can reasonably be expected to have no Material Adverse Effect.

Securities Purchase Agreement (Reg S)

(e)         Consents.  The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, except for post-closing securities filings or notifications to be made under federal or state securities laws.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date.

(f)         Conduct of Business; Regulatory Permits.  Neither the Company nor its Subsidiaries is in violation of any term of or in default under its corporate charter or their organizational charter or articles of incorporation or bylaws, respectively.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation that are currently necessary or applicable to the operation of the Company or its subsidiaries as currently conducted, and neither the Company nor any of its Subsidiaries will conduct its business in violation of the foregoing except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.

(g)         Absence of Litigation.  There is no material action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, any of the Company or its Subsidiaries’ officers or directors or the transactions contemplated by the Transaction Documents.

(h)           Title.   The Company or any of its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company or any of its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries.  Any real property and facilities and personal property held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(i)         Acknowledgment Regarding Purchaser’s Purchase of Securities.  The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Purchaser is (i) an officer or director of the Company, (ii) an Affiliate of the Company or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)).

Securities Purchase Agreement (Reg S)

(j)         No General Solicitation.  Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(k)         Private Placement; No Integrated Offering.  Subject to the accuracy of the Purchaser’s representations and warranties in Section 2 of this Agreement, the offer and sale by the Company of the Securities in conformity with the terms of this Agreement constitute transactions that are exempt from registration under the 1933 Act.  None of the Company, its Subsidiaries, any of their Affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, its Subsidiaries, their Affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

(l)           Company’s Knowledge.  For purposes of this Agreement, “knowledge of the Company” or the “Company’s knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

4.      COVENANTS.

(a)         Best Efforts.  Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b)         Conduct of Business.  The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(c)         No Conflicting Agreements.  The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Purchasers under the Transaction Documents.

(d)         Compliance with Laws.  The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

Securities Purchase Agreement (Reg S)

(e)         Reservation of Common Stock.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall from time to time be issuable upon the due exercise of the Warrants.

5.      CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Securities to each Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Purchaser with prior written notice thereof:

(a)           Such Purchaser shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b)           Such Purchaser and each other Purchaser shall have delivered to the Escrow Agent, the Purchaser’s Purchase Price by wire transfer of immediately available funds.

(c)           The representations and warranties of such Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(d)           The actions contemplated in connection with the closing under the Exchange Agreement, including the Share Exchange, shall have been consummated, all covenants thereunder complied with as of such closing date, and all conditions precedent to the closing under the Exchange Agreement shall have been satisfied or waived by all parties.

6.      CONDITIONS TO EACH PURCHASER’S OBLIGATION TO PURCHASE.

The obligation of each Purchaser hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)           The Company shall have executed and delivered to such Purchaser (A) each of the Transaction Documents, (B) the Purchased Shares for such Purchaser, and (C) the Warrants being purchased by such Purchaser at the Closing pursuant to this Agreement.

(b)           The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  Such Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect.

Securities Purchase Agreement (Reg S)

(c)           The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, except for post-closing securities filings or notifications required to be made under federal or state securities laws.

(d)           No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or by the other Transaction Documents.

(e)           The actions contemplated in connection with the closing under the Exchange Agreement, including the Share Exchange, shall have been consummated, all covenants thereunder complied with as of such closing date, and all conditions precedent to the closing under the Exchange Agreement shall have been satisfied or waived by all parties.

7.      TERMINATION.  In the event that the Closing shall not have occurred with respect to a Purchaser on or before twenty (20) Business Days from the date hereof due to the Company’s or such Purchaser’s failure to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.  In the event of termination by the Company or any Purchaser of its obligations to effect the closing pursuant to this Agreement, written notice thereof shall forthwith be given to the other Purchasers and the other Purchasers shall have the right to terminate their obligations to effect the closing upon written notice to the Company and the other Purchasers.  Nothing in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

8.      COVENANTS.

(a)           Registration of Securities.   The Company agrees to cause the Purchased Shares issued by the Company under this Offering (the “Registrable Securities”) to be registered for resale on Form S-1 (or similar substitute form) to be filed with the U.S. Securities and Exchange Commission.  The Company agrees to undertake commercially reasonable efforts to cause the Form S-1 registration statement to be filed within thirty days after the later of the final Closing of the Offering, and completion of offering(s) of its Units in to U.S. investors.

Securities Purchase Agreement (Reg S)

(b)      Piggy-back Registration.  If the Company at any time proposes to register any of its common stock under the Securities Act of 1933, as amended (“1933 Act”) for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the common stock for sale to the public, provided such shares are not otherwise registered for resale by the Holder pursuant to an effective registration statement, the Company will cause any Registrable Securities issued hereunder that have not been previously registered to be included with the securities to be covered by the registration statement proposed to be filed by the Company.

(c)           Underwritten Public Offerings.  In the event that any registration pursuant to this Section 8 shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities by the Company therein.

(d)           Timing of Registration.  Notwithstanding any of the provisions herein, if the officers of the Company determine that it is in the best interest of the Company to do so, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 8 without thereby incurring any liability to the Holder due to such withdrawal or delay.

9.      MISCELLANEOUS.

(a)           Notices. Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent or mailed at addresses and contact information set forth on the signature pages hereof (or at such other address for a party as shall be specified by like notice). Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific Time) on a business day, (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (Pacific Time) on any business day, (c) on the second business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.

(b)           Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

(c)           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party’s anticipated benefits under this Agreement.

Securities Purchase Agreement (Reg S)

(d)           Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

(e)           Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Los Angeles.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Los Angeles, County of Los Angeles for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an  inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of the Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(f)           Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked manually executed document.

(g)           Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the Company and Purchasers constituting purchasers of a majority of the Units sold hereunder.  Notwithstanding the foregoing, the Company and the then current Purchasers acknowledge that additional persons or entities (“Additional Investors”) may become party to this Agreement after the date of this Agreement upon their execution of this Agreement as a “Purchaser” and the Company’s delivery of an executed counterpart to such Additional Investors.

(h)           Parties In Interest. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto.

(i)           Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party’s rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

(j)           Expenses. At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

[Signature Page Follows]

Securities Purchase Agreement (Reg S)

IN WITNESS WHEREOF, each Purchaser and the Company have executed and delivered this Securities Purchase Agreement as of the date first written above.

COMPANY:

SINOCOKING COAL AND COKE  CHEMICAL INDUSTRIES, INC.

/s/ Jianhua Lv
Jianhua Lv
Chief Executive Officer

Address:                Kuanggong Road and Tiyu Road
10th Floor, Chengshi Xin Yong She, Tiyu Road
Xinhua District, Pingdingshan, Henan Province, China

Facsimile:               +86-375-2920030

PURCHASERS:

________________________________________
Name of Purchaser (print)

________________________________________
Signature

________________________________________
Authorized Representative

________________________________________
Title

Address of Purchaser:

________________________________________

________________________________________

________________________________________

________________________________________

Telephone No.:________________________________________

Facsimile No.: ________________________________________

Investment Amount in US Dollars: $________________________________________

Securities Purchase Agreement (Reg S)